SEVERANCE BENEFITS AGREEMENT
                        -----------------------------


     AGREEMENT, dated as of July 30, 1998, between KRANZCO REALTY TRUST, a Maryland real estate investment trust with offices at 128 Fayette Street, Conshohocken, Pennsylvania 19428 (the "Company"), and Gerald C. Finn, an individual having an address c/o P.O. Box 950, Highstown, NJ 07520 (the "Trustee").

     WHEREAS, the Trustee has been a trustee of the Company to perform certain services to the Company upon terms and conditions which the parties hereto have previously agreed (the "Services");

     WHEREAS, the Company recognizes that the Trustee's contributions to the past and future growth of the Company has been substantial; and

     WHEREAS, to induce the Trustee to remain as a trustee of the Company, the parties hereto desire to set forth certain severance benefits which the Company will pay to the Trustee in the event of a Change in Control of the Company (as defined in Section 2 hereof).

     IT IS AGREED:

     1. TERM: This Agreement shall commence on the date hereof and shall terminate upon the earlier of (a) the date on which the Company has satisfied all of its obligations hereunder, or (b) the date on which the Trustee is no longer a trustee of the Company for any reason whatsoever including, without limitation, termination without cause. Notwithstanding the termination of this Agreement subsequent to a Change in Control of the Company, in the event that the Trustee is a trustee of the Company at the moment immediately prior to a Change in Control of the Company, the Trustee shall be entitled to receive all benefits described hereunder and the provisions hereof related thereto shall survive such termination.

     2. CHANGE IN CONTROL OF THE COMPANY. For purposes of this Agreement, a "Change in Control of the Company" shall be deemed to occur if:

               (i) there shall have occurred a change in control of a nature that would be required to be reported in response to Item 6(e) of
          Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"),as in effect on the date hereof, whether or not the Company is then subject to such reporting requirement, provided, however, that there shall not be deemed to be a Change in Control of the Company if immediately prior to the occurrence of what would otherwise be a Change in Control of the Company (a) the Trustee is the other party to the transaction (a "Control of the Company Event") that would otherwise result in a Change in Control of the Company or (b) the Trustee is an officer, trustee, director or more than 5% equity holder of the other party to the Control of the Company Event or of any entity, directly or indirectly, controlling such other party:

               (ii) the Company merges or consolidates with, or sells all or substantially all of its assets to, another company (each, a "Transaction"), provided, however, that a Transaction shall not be deemed to result in a Change in Control of the Company if (a) immediately prior thereto the circumstances in (i)(a) or (i)(b) above exist or (b)(1) the shareholders of the Company, immediately before such Transaction own, directly or indirectly, immediately following such Transaction in excess of fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation or other entity resulting rom such Transaction (the "Surviving Corporation") in substantially the same proportion as their ownership of the voting securities of the Company immediately before such Transaction and (2) the individuals who were members of the Company's Board of Trustees immediately prior to the execution of the agreement providing for such Transaction constitute at least a majority of the members of the board of directors or the board of trustees, as the case may be, of the Surviving Corporation, or of a corporation or other entity beneficially directly or indirectly owning a majority of the outstanding voting securities of the Surviving Corporation; or

               (iii) the Company acquires assets of another company or a subsidiary of the Company mergers or consolidates with another company (each, an "Other Transaction") and (a) the shareholders of the Company, immediately before such Other Transaction own, directly or indirectly, immediately following such Other Transaction 50% or less of the combined voting power of the outstanding voting securities of the corporation or other entity resulting from such Other Transaction (the "Other Surviving Corporation") in substantially the same proportion as their ownership of the voting securities of the Company immediately before such Other Transaction or (b) the individuals who were members of the Company's Board of Trustees immediately prior to the execution of the agreement providing for such Other Transaction constitute less than a majority of the members of the board of directors or the board of trustees, as the case may be, of the Other Surviving Corporation, or of a corporation or other entity beneficially directly or indirectly owning a majority of the outstanding voting securities of the Other Surviving Corporation, provided, however, that an Other Transaction shall not be deemed to result in a Change in Control of the Company if immediately prior thereto the circumstances in (i)(a) or (i)(b) above exist.

     3.   COMPENSATION UPON A CHANGE IN CONTROL OF THE COMPANY.

          (a) (i) If the Trustee is a trustee of the Company at the moment immediately prior to a Change in Control of the Company, the Trustee shall be entitled to receive compensation in for the form of cash equal to, on the date of a Change in Control of the Company and with respect to each Option to purchase common shares of beneficial interest of the Company (the "Shares") held by the Trustee whether or not such Option has vested or is exercisable on such date (an "Option"), the number of Shares underlying the Option, multiplied by the amount, if any, that the exercise price of the Option or the Closing Share Value (as defined below), whichever is less, exceeds the Initial Share Value (as defined below).

               (ii) With respect to each Option, in the event that the Closing Share Value is greater that the exercise price of such Option, then the Trustee can (1) retain the Option, or (2) forfeit the Option and receive, in exchange therefor, a cash payment equal to the number of Shares underlying the Option multiplied by the amount that the Closing Share Value exceeds the exercise price of the Option.

               (iii) For purposes of this subsection (a), the "Initial Share Value" of an Option shall mean the average of the Closing Prices of the Shares for the period commencing on the 180th day prior to the date of the Change in Control of the Company and ending on the 150th day prior to the date of the Change in Control of the Company, and the "Closing Share Value" shall mean the Closing Price of the Shares on the date of the Change in Control of the Company. For purposes of this subsection (a), the "Closing Price" of a Share on any date shall mean the last sale price, regular way, or, in case no such sale takes place on such date, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Shares are listed or admitted to trading or, if the Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the highest bid and lowest ask prices in the overthecounter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer used, the principal other automated quotation system that may then be in use or, if the Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making the market in the Shares as such person is selected from time to time by the Board of Trustees of the Company.

          (b) The Trustee shall not be required to mitigate the amount of any payment provided for in this Section 3 by seeking other trusteeships or otherwise, nor shall the amount of any payment or benefit provided for in this Section 3 be reduced by any compensation earned by him as the result of a trusteeship for another company or by retirement benefits after the date of termination, or otherwise, except as specifically provided in this Section 3.

     4. SCALEBACK. To the extent any benefits to be granted to the Trustee hereunder constitute a "parachute payment" (within the meaning of Section 280G(b)(2) of the Code), and the Trustee would otherwise be liable for an excise tax pursuant to Code Section 4999, there shall be a reduction in the benefits payable or available to the Trustee hereunder such that the total parachute payments will be less than three (3) times the Trustee's "base amount" (within the meaning of Section 280G(b)(3) of the Code) with the result that the excise tax under Code Section 4999 will not be payable; provided, however, that such reduction shall occur only if the Trustee shall realize a greater after tax economic benefit by making such reduction than if no reduction was made.

     5. EXPENSES. (a) The Company shall pay or reimburse the Trustee, as the case may be, for all legal and accounting fees and expenses incurred by the Trustee in connection with the structuring, negotiation and preparation of this Agreement.

               (b) The Company shall pay or reimburse the Trustee, as the case may be, for all legal fees and related expenses (including the costs of experts, evidence and counsel) paid by the Trustee as a result of (i) the Trustee seeking to obtain or enforce any right or benefit provided by this Agreement, or (ii) any action taken by the Company against the Trustee in enforcing the Company's rights hereunder; provided, however, that the Company shall reimburse the legal fees and related expenses described in this subsection 4(b) only if and when a final judgment has been rendered in favor of the Trustee and all appeals related to any such action have been exhausted.

     6. NO RETENTION RIGHTS OR OBLIGATIONS. Nothing contained herein shall confer upon the Trustee the right to continue as a trustee of the Company or any subsidiary or affiliate of the Company or affect any right that the Company or any subsidiary or affiliate of the Company may have to terminate the service of the Trustee at any time for any reason.

     7. GOVERNING LAW; ARBITRATION. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Maryland, without regard to Maryland's conflicts of law principles. Any dispute or controversy arising under this Agreement, or out of the interpretation hereof, or based upon the breach hereof, shall be resolved by arbitration held at the offices of the American Arbitration Association in the City of Philadelphia in accordance with the rules and regulations of such association prevailing at the time of the demand for arbitration by either party hereto, and the decision of the arbitrator or arbitrators shall be final and binding upon both parties hereto, provided, however, that the arbitrator or arbitrators shall only have the power and authority to interpret, and not to modify or amend, the terms and provisions hereof. Judgment upon an award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction thereof. Notwithstanding anything contained in this Section 6, either party shall have the right to seek preliminary injunctive relief in any court in the City of Philadelphia in aid of, and pending the final decision in, the arbitration proceeding.

     8. ENTIRE AGREEMENT. This Agreement sets forth the entire agreement of the parties and is intended to supersede all prior negotiations, understandings and agreements with respect to the subject matter hereof. No provision of this Agreement may be waived or changed, except by a writing signed by the party to be charged with such waiver or change.

     9. SUCCESSORS; BINDING AGREEMENT. This Agreement shall inure to the benefit of, be binding upon and be enforceable by the Company, its successors and assigns and the Trustee, and the Trustee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

     10. NOTICES. All notices provided for in this Agreement shall be in writing, and shall be deemed to have been duly given when delivered personally to the party to receive the same, when given by telex, telegram or mailgram, or when mailed first class postage prepaid, by registered or certified mail, return receipt requested, addressed to the party to receive the same at his or its address above set forth, or such other address as the party to receive the same shall have specified by written notice given in the manner provided for in this Section 9. All notices shall be deemed to have been given as of the date of personal delivery, transmittal or mailing thereof.

     11. SEVERABILITY. If any provision in this Agreement is determined to be invalid, it shall not affect the validity or enforceability of any of the other remaining provisions hereof.

     12. EXCULPATION. This Agreement and all documents, agreements, understanding and arrangements relating to the matters described herein have been executed by the undersigned in his/her capacity as an officer or trustee of the Company which has been formed as a Maryland real estate investment trust pursuant to an Amended and Restated Declaration of Trust of the Company, as amended, and not individually, and neither the trustees, officers or shareholders of the Company shall be bound or have any personal liability hereunder or thereunder. The Trustee shall look solely to the assets of the Company for satisfaction of any liability of the Company in respect of this Agreement and all documents, agreements, understandings and arrangements relating to this transaction and will not seek recourse or commence any action against any of the trustees, officers or shareholders of the Company or any of their personal assets for the performance or payment of any obligation hereunder or thereunder. The foregoing shall also apply to any future documents, agreements, understandings, arrangements and transactions between the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                              KRANZCO REALTY TRUST


                              By: /s/Norman M. Kranzdorf
                                  ------------------------------
                                  Norman M. Kranzdorf, President

TRUSTEE:


/s/Gerald C. Finn
-----------------
GERALD C. FINN